UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2005

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In a recorded message to employees today, Larry Kellner, our Chairman and Chief Executive Officer, discussed our financial performance for January. In January, our losses continued to mount, totaling more than $1.5 million per day. Excluding a gain on the contribution of ExpressJet Holdings, Inc. stock to our defined benefit pension plan, we lost more than $3 million per day during the month of January. We have previously announced that we expect to incur a significant loss in 2005.

The gain on the contribution of ExpressJet Holdings, Inc. stock was approximately $51 million, which decreased the loss per day by $1.6 million. Excluding the gain on ExpressJet Holdings, Inc. stock from the loss per day calculation provides management and investors the ability to measure Continental's performance without the impact of an infrequently occurring item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

February 11, 2005	By /s/ Jennifer Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary